Exhibit 99.1

JOINT PRESS RELEASE	Contacts:	Hampton Roads Bankshares, Inc.

Jack W. Gibson

For Immediate Release	Vice Chairman, President and
Chief Executive Officer
(757) 217-1000

Gateway Financial Holdings, Inc.

D. Ben Berry

Chairman and

Chief Executive Officer

(757) 422-8004

HAMPTON ROADS BANKSHARES RECEIVES REGULATORY APPROVALS TO ACQUIRE GATEWAY FINANCIAL HOLDINGS

NORFOLK, VIRGINIA AND VIRGINIA BEACH, VIRGINIA, DECEMBER 17, 2008,: Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), the financial holding company for Bank of Hampton Roads and Shore Bank, and Gateway Financial Holdings, Inc. (NASDAQ: GBTS), the financial holding company of Gateway Bank & Trust Co., jointly announced today that Hampton Roads Bankshares has received approvals from the Federal Reserve Bank of Richmond, acting under authority delegated by the Board of Governors of the Federal Reserve System; the Virginia State Corporation Commission; and the North Carolina Commissioner of Banks to acquire Gateway Financial Holdings pursuant to the terms of the Agreement and Plan of Merger by and between Gateway Financial Holdings and Hampton Roads Bankshares dated September 23, 2008.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads and Shore Bank. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates 18 banking offices in the Hampton Roads region of southeastern Virginia and Shore Bank operates 8 banking offices on the Eastern Shore of Virginia and Maryland. Shares of Hampton Roads Bankshares common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at http://www.hamptonroadsbanksharesinc.com.

Additional Information about Hampton Roads Bankshares and Gateway Financial Holdings

On September 24, 2008, Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc. jointly announced that the board of directors of each company approved the execution of, and the parties have executed, a definitive agreement in which Gateway Financial Holdings will merge with and into Hampton Roads Bankshares. On November 3, 2008, Hampton Roads Bankshares filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of Gateway Financial Holdings in connection with the proposed transaction. The registration statement includes a proxy statement/prospectus that will be sent to the shareholders of Gateway Financial Holdings seeking their approval of the proposed merger. The proxy statement/prospectus contains important information about Hampton Roads Bankshares, Gateway Financial Holdings, and the merger and about the persons soliciting proxies from shareholders of both Hampton Roads Bankshares and Gateway Financial Holdings in the merger, including the company's respective officers and directors, and their interests in the merger, such as their stock ownership in Gateway Financial Holdings.

Additional information about Gateway Financial Holdings' directors and executive officers is included in Gateway Financial Holdings' Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission and is available on Gateway Financial Holdings' website at http://www.gatewaybankandtrust.com and at the Gateway Financial Holdings' address provided below.

Hampton Roads Bankshares and Gateway Financial Holdings urge the shareholders of both companies and other investors to read the registration statement on Form S-4 and the proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Hampton Roads Bankshares, Gateway Financial Holdings, and the proposed transaction.

Shareholders and investors may obtain free copies of the proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC's website at http://www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Hampton Roads Bankshares, Inc. 999 Waterside Drive, Suite 200 Norfolk, VA 23510 Attention: Jack W. Gibson Telephone Number: (757) 217-1000	Gateway Financial Holdings 1580 Laskin Road Virginia Beach, Virginia 23451 Attention: D. Ben Berry Telephone Number: (757) 422-4055

Certain statements in this press release may constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements relating to the timing and successful closing on the merger as well as future services to be offered by, and the financial condition and performance of, the combined companies. Although Hampton Roads Bankshares, Inc., and Gateway Financial Holdings, Inc., each believe that their respective expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of their business and operations, there can be no assurance that actual results, performance or achievements of either or both Hampton Roads Bankshares, Inc., and Gateway Financial Holdings, Inc. will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including an inability of the companies to complete the merger or a failure of the combined companies to achieve the operations and results expected after the merger. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the respective Annual Reports as filed by each of Hampton Roads Bankshares, Inc., and Gateway Financial Holdings, Inc. on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. Neither Hampton Roads Bankshares, Inc., nor Gateway Financial Holdings, Inc., undertake any obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

Contact:

Hampton Roads Bankshares, Inc.
Tiffany K. Glenn, Senior Vice President and
Marketing Officer
(757) 217-1000